UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) March 20, 2020

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code	(203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK	PLAB	The Nasdaq Global Select Market
PREFERRED STOCK PURCHASE RIGHTS	N/A	N/A

Item 8.01.	Other Events

Termination of Share Repurchase Program

On March 20, 2020, Photronics, Inc. (the “Company”) terminated its previously announced (August 28, 2019) $100,000,000 share repurchase program.  The Company repurchased 2,459,931 shares at a cost of $27,894,368 under this program up to the date of termination.

Board Membership

In its Proxy Statement dated February 25, 2020 for the 2020 annual shareholders’ meeting, the Company reported that the Board of Directors of the Company (the “Board”) was and would be through that meeting comprised of eight members, a majority of whom were independent within the meaning of NASDAQ’s listing rules, that two of the Company’s independent directors had elected to retire from the Board concurrent with that meeting and were not standing for re-election at that meeting, that, as a result, after that meeting, the Board would be comprised of six members, three of whom would be independent, and that the Company would be seeking to add additional independent members to the Board.  Notwithstanding that disclosure, on March 20, 2020, the Company received a letter from NASDAQ that, pursuant to NASDAQ listing requirements, the Company had until its next annual shareholders’ meeting, but no later than one year after its 2020 annual shareholders’ meeting (March 16, 2021), to regain compliance with Listing Rule 5605(b)(1)(A), under which the Company is required to have a majority of the Board be comprised of independent directors.  As previously reported, the Board is currently interviewing candidates for appointment to the Board who are independent.  The Board is committed to appointing a new independent member to the Board within the time period allocated by NASDAQ.

COVID-19 Response

In response to the speed of the novel coronavirus, a number of states and countries in which the Company maintains operations have mandated or recommended that workers must shelter-in-place, work from home or otherwise reduce interaction with other individuals in the workplace.  In general, these mandates and recommendations exempt “essential workers.”  The Company is complying with these mandates and requirements.  In connection therewith, the Company believes that the personnel involved in its manufacturing and related processes constitute “essential workers.”  In this regard, the Company notes the guidelines issued on March 19, 2020 by the Department of Homeland Security (DHS) Cybersecurity & Infrastructure Security Agency (CISA) identifies workers for “manufacturers and supply chain vendors that provide hardware and software, and information technology equipment (to include microelectronics and semiconductors) for critical infrastructure” as “essential critical infrastructure workers.”  The State of Connecticut Department of Community and Economic Development has approved the Company’s position as to its activities in Connecticut, and the Company is similarly working with authorities elsewhere.

PHOTRONICS, INC.
(Registrant)

DATE: March 26, 2020	BY	/s/ Richelle E. Burr
Richelle E. Burr
Executive Vice President, Chief Administrative Officer and General Counsel

PHOTRONICS, INC.